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                                                                     Exhibit 10c


                              VALLEN CORPORATION

                    UNANIMOUS CONSENT OF BOARD OF DIRECTORS

                                August 18, 1994

    WHEREAS, the Board of Directors deems it advisable and in the interest of the Company to amend the Company's 1985 Stock Option Plan for Key Employees (the "Plan") as set forth herein, subject to the approval of such amendments by the shareholders of the Company;

    NOW THEREFORE, it is

    RESOLVED, that the Plan is hereby amended, subject to shareholder approval, by deleting the second sentence of Section 4 of the Plan, and substituting in lieu thereof the following sentence:

    "Such Shares may be authorized and unissued shares of the Company's Common Stock, or shares of Common Stock previously issued and held or acquired as treasury shares."

    RESOLVED FURTHER, that the foregoing amendments of the Plan shall be submitted to the shareholders of the Company for approval at the 1994 annual meeting of shareholders; and

    RESOLVED FURTHER, that pending such approval, options may be granted under the Plan in such a manner as to give effect to the adoption of the foregoing amendments of the Plan, provided that no provision of such options that would not be effective but for the amendments of the Plan affected hereby shall be effective as to such options unless and until such shareholder approval has been obtained.